                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          WILSHIRE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           WILSHIRE TECHNOLOGIES, INC.
                                5861 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008

                                                                  March 23, 2001

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Wilshire Technologies, Inc. (the "Company") which will be held at 10:00 a.m. on May 25, 2001 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037. All holders of the Company's outstanding Common Stock as of March 13, 2001 are entitled to vote at the meeting.

      Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.

      We hope you will be able to attend. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                            Sincerely,

                                            Kevin T. Mulvihill
                                            Chief Executive Officer

                           WILSHIRE TECHNOLOGIES, INC.
                                5861 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 929-7200

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 25, 2001

                                 --------------


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Wilshire Technologies, Inc., a California corporation (the "Company"), will be held at 10:00 a.m. on May 25, 2001 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, CA 92037 for the following purposes:

      1. To elect five directors;

      2. To consider and act upon a proposal, heretofore adopted by the Board of Directors, to increase the number of shares on which options may be granted under the Company's 1995 Stock Option Plan by 500,000 shares; and

      3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on March 13, 2001, as the record date for the determination of shareholders entitled to notice of and vote at the Meeting and all adjournments thereof.

                                            By Order of the Board of Directors

                                            Kevin T. Mulvihill
                                            Chief Executive Officer

Dated: March 23, 2001

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                           WILSHIRE TECHNOLOGIES, INC.
                                5861 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 929-7200

                                 --------------

                                 PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 25, 2001

                                 --------------

                                VOTING AND PROXY

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wilshire Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 25, 2001 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 (the "Meeting") and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the election as directors of the five nominees listed thereon and FOR the increase in the share reserve under the Company's 1995 Stock Option Plan discussed under Proposal 2 in this Proxy Statement. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the Meeting in person.

      At the close of business on March 13, 2001, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had issued and outstanding 12,953,385 shares of Common Stock, no par value per share (the "Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Meeting. In voting for directors, however, if any shareholder gives notice at the Meeting, prior to voting, of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (i.e., five) multiplied by the number of shares which the shareholder is entitled to vote. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. Discretionary authority to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked by any shareholder is solicited by the Board of Directors. Only shareholders of record at the close of business on March 13, 2001 are entitled to notice of and to vote at the Meeting or at any adjournments thereof.

      The Company will pay the expenses of soliciting proxies for the Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. The Company has retained Corporate Investor Communications, Inc. to assist in distributing materials for the Meeting at a fee of $1,500 plus out-of-pocket expenses. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about March 28, 2001 to all shareholders entitled to vote at the Meeting.

      The matters to be considered and acted upon at the Meeting are referred to in the preceding notice and are more fully discussed below.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are elected and shall qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five persons listed under "Nominees for Director" unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors.

      The table on page 5 sets forth certain information as of March 13, 2001 with respect to (i) the present directors, who are also the nominees and (ii) the stock ownership of the executive officers and of all directors and executive officers of the Company. Directors are elected by a plurality of the votes cast by the shareholders. Therefore, shares not voted, whether by abstaining or broker non-vote (in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) do not affect the election of directors. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of such nominees, or as many as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

      The securities "beneficially owned" by an individual shown in the table are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or which the individual has the right to acquire before May 14, 2001 (60 days after the March 13, 2001 record date) under stock options or warrants. Beneficial ownership may be disclaimed as to certain of the securities. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, except to the extent that authority is shared by spouses under applicable law.

                                            NUMBER OF                             PERCENT OF
                                             SHARES                                CLASS OF
                                           BENEFICIALLY                             COMMON
NAME                               AGE       OWNED(1)       DIRECTOR SINCE           STOCK
----                               ---     ------------     --------------        ----------
Ronald W. Cantwell                  57       25,000(2)      December 6, 1996           *
John Van Egmond                     51      139,500         December 31, 1996          *
Charles H. Black                    74       83,500         June 23, 1997              *
Joe E. Davis                        66       83,500         June 23, 1997              *
David L. Heavenridge                54       25,000(2)      May 1, 2000                *
      Executive Officers
      Kevin Mulvihill                       250,000                                    *
      Kathleen E. Terry                     183,333                                    *
      Derek Warneke                          33,333                                    *
All Directors and Executive                 823,166                                    6%
Officers of the Company as a
Group (eight persons)

--------------------------------

*Less than 1% of the 12,953,385 shares outstanding on March 13, 2001.

(1) Represents shares which may be acquired on exercise of options that are exercisable, or become exercisable before May 14, 2001.

(2) Messrs. Cantwell and Heavenridge disclaim direct beneficial ownership of 9,416,430 shares of Common Stock and of Warrants to purchase 1,298,717 shares of Common Stock owned by Trilon Dominion Partners, L.L.C. ("Trilon"). Mr. Cantwell is the holder of 100% of the capital stock of VC Holdings, Inc. which is the sole manager of and owns 100% of the voting Class A membership interest in Trilon. Until May, 2000 Mr. Heavenridge was President and Chief Executive Officer of Dominion Capital, Inc. which holds a 50% non-voting preferred interest in Trilon.

INFORMATION CONCERNING THE NOMINEES AND EXECUTIVE OFFICERS

NOMINEES FOR DIRECTOR

RONALD W. CANTWELL has been a Director and Chairman of the Board of the Company since December 6, 1996, and has served as President of Trilon Dominion Partners, L.L.C. since its inception in June 1995. Prior to joining Trilon Dominion, Mr. Cantwell served as the President of The Catalyst Group, Inc. where he successfully executed a variety of merchant banking activities and managed the operations of a diverse mix of utility assets. Approximately $2 billion of these assets were successfully divested under Mr. Cantwell's direction. In addition, he has been involved in advising numerous mergers and acquisitions and restructuring matters for the Edper Group, the principal investor in Catalyst. Prior to joining Catalyst, Mr. Cantwell spent 19 years in the practice of public accounting, most recently with Ernst & Young where he was a tax partner and headed the Dallas-based Mergers and Acquisitions practice. While at Ernst & Young, Mr. Cantwell was instrumental in structuring mergers, acquisitions, recapitalizations, and dispositions on behalf of several Fortune 500 and many of the southwest's most acquisition-oriented entities. Mr. Cantwell is a Certified Public Accountant. Mr. Cantwell presently is a director of EPL Technologies, Inc., a publicly owned company.

JOHN VAN EGMOND was President and Chief Executive Officer from December 31, 1996 to January 31, 1999 and has been a director of the Company since December 31, 1996. Mr. Van Egmond also was affiliated with Trilon Dominion Partners, L.L.C. and he has been President, Chief Executive Officer and a director of Century Power Corporation from 1989 to January 1999. Prior to 1989, Mr. Van Egmond was Vice President and Controller of Century. Prior to joining Century, Mr. Van Egmond held various financial positions from 1972 to 1984 with Tucson Electric Power Company. Mr. Van Egmond is a Certified Public Accountant and holds a B.S. from Montana State University.

CHARLES H. BLACK rejoined the Board in June, 1997. He had been a director of the Company from February, 1993 until August, 1996. Mr. Black is a private investor who serves on the Board of Governors of the Pacific Stock Exchange and is a director of Investment Company of America, and Anworth Mortgage Asset Corp. Previously, Mr. Black was Executive Vice President and Chief Financial Officer of Kaiser Steel Corporation, Executive Vice President and Chief Financial Officer of Great Western Savings & Loan, and Vice President and Treasurer of Litton Industries.

JOE E. DAVIS rejoined the Board in June, 1997. He had been a director of the Company from February 1993 until November, 1996. Mr. Davis is a private investor who serves as a director for BMC Industries, Inc., Anworth Mortgage Securities, Inc. and Natural Alternatives, Inc., and is a Trustee of American Funds Insurance Series. Previously, Mr. Davis was the President and Chief Executive Officer of National Health Enterprises, Inc.

DAVID L. HEAVENRIDGE was president and chief executive officer of Dominion Capital, Inc. (DCI) from March 1994 to May 2000. DCI is the financial service and investment subsidiary of Dominion Resources, Inc. In May 2000 Mr. Heavenridge left the Dominion Group to become a self-employed consultant.

Mr. Heavenridge serves on the Board of Associates and the Executive Advisory Board at the University of Richmond and is on the Executive Committee and the board of directors of Richmond Renaissance. He has previously served on the board of the Richmond Police Athletic League, as well as Junior Achievement of Richmond, and has served in various positions in the Richmond United Way. A native of Danville, Illinois, Mr. Heavenridge received his bachelor's degree from the University of Richmond in 1969 where he was elected to membership in Alpha Kappa Psi, Beta Gamma Sigma and Omicron Delta Kappa honor societies. He attended the Executive program at University of Virginia in 1980 and received the Alumni Achievement award in 1993 from the University of Richmond. Mr. Heavenridge is married to the former Kathi Miller of Richmond. They live in Richmond, VA with their family.

OTHER EXECUTIVE OFFICERS

KEVIN MULVIHILL (age 50) has been President and CEO since February 1, 1999. Mr. Mulvihill joined the Company in August 1998 as Executive Vice President. Prior to joining Wilshire, Mr. Mulvihill held various senior management positions that include Vice President and General Manager for Fisher Scientific (1996 to August
1998) and Vice President of Sales and Marketing and other positions with Devon Industries (1985-1996). Mr. Mulvihill holds B.S. and ED.M. degrees from Temple University.

KATHLEEN E. TERRY (age 47) joined the Company on February 8, 1999 as Vice President and Chief Financial Officer. From February 1997 to December 1998, Ms. Terry was Vice president and Chief Financial Officer for Advanced BioResearch Associates, a privately held FDA regulatory and clinical consulting firm. Previously, Ms. Terry has held various Chief Financial Officer positions with both public and privately held companies, including Norris Communications Inc. (May 1996 to February 1997), BioSafety Systems (March 1995 to May 1996) and IRT Corporation. Ms. Terry is a Certified Public Accountant and holds a B.S. of Accounting from San Diego State University.

DEREK WARNEKE (age 37) joined the Company as Vice President of Operations and Technology on November 13, 2000. Mr. Warneke was previously Director of Development for the Scientific Glove Products Division of Kimberly Clark/Safeskin where he was responsible for the development of glove products for critical environments (February 1998 to November 2000). From October 1994 to February 1998 Mr. Warneke was Director of Manufacturing at Absolute Quality Leadership, a manufacturer of specialty critical environment gloves. Mr. Warneke holds a B.S. of Mechanical Engineering from California Polytechnic State University.

OTHER SIGNIFICANT EMPLOYEES

FRED PISACANE (age 44) joined the Company in July, 1991, and is Vice President of Sales and Marketing. Prior to joining the Company, Mr. Pisacane spent twelve years with Baxter Scientific Products, a leading distributor of clean room products.

BOARD OF DIRECTORS MEETINGS; DIRECTORS COMPENSATION.

      The Board of Directors of the Company held four meetings during the fiscal year ended November 30, 2000. At its November 17, 1999 meeting, the Board of Directors resolved that the Compensation Committee should be terminated as of that date and that its functions should henceforth be performed by the full Board of Directors. The Board of Directors has an Audit Committee (which in fiscal 2000 consisted of Directors Black and Davis) that reviews the results and scope of the audit and other services provided by the Company's independent auditors. During the fiscal year ended November 30, 2000 the Audit Committee held three meetings. The Board of Directors does not have a Nominating Committee. All directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they serve.

      All directors hold office until the next annual meeting of shareholders of the Company and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

      Directors are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors meetings and during fiscal 2000 received $500 for each meeting attended. Mr. Cantwell's director's fees were paid during the fiscal year ended November 30, 2000 to VC Holdings, Inc. in accordance with the policies of Trilon Dominion Partners, L.L.C. On May 1, 2000 all Directors received a non-qualified stock option under the Company's 1995 Stock Option Plan to purchase 25,000 shares of common stock at $.19 per share, the fair market value of the stock on the date of grant. The options became exercisable on the date of grant and expire on May 1, 2005.

      Beginning with the current fiscal year, the Directors will receive an annual fee of $4,000 plus the above-mentioned $500 meeting fees and reimbursement of expenses

AUDIT COMMITTEE REPORT

      The Audit Committee is responsible for providing independent, objective oversight of the Company's independent auditors, accounting functions and internal controls. The Audit Committee consists of Directors Black and Davis, who are independent under the listing standards of the American Stock Exchange. The Audit Committee does not act under a written charter.

      The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountants' independence and the additional matters required under Statement of Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Company's Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended November 30, 2000 for filing with the Securities and Exchange Commission.

      The Audit Committee has determined that BDO Seidman, LLP's provision of the services referred to below under "Principal Accounting Firm Fees" to the Company is compatible with maintaining BDO Seidman's independence.

                                            AUDIT COMMITTEE

                                            Charles H. Black

                                            Joe E. Davis

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY OF SUCH FILINGS.

CHANGE IN ACCOUNTANTS.

      As previously reported in the Company's Proxy Statement dated March 14, 2000, the independent accounting firm of Ernst & Young LLP declined to bid for the Company's audit of its fiscal year ending November 30, 2000. The Company also informed its shareholders in such Proxy Statement that, at that date, no accounting firm had been selected to replace Ernst & Young LLP as the Company's independent auditors.

      On May 1, 2000, the Board of Directors approved the selection of BDO Seidman, LLP ("BDO"), as the Company's new auditors, pending the completion of the client approval process and acceptance of the Company as a client by BDO.

      On June 23, 2000, BDO notified the Company of the acceptance of Wilshire Technologies, Inc. as a client. During the last two fiscal years and subsequent interim period of the Company, the Company did not contact BDO regarding (i) the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements, or
(ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Securities and Exchange Commission Regulation S-K) or was a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

      The reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended November 30, 1998 and November 30, 1999, respectively, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

EXECUTIVE COMPENSATION.

      The table that follows shows the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended November 30, 2000.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                           ---------------------------   ----------------------------------------
                                                                 AWARDS               PAYOUTS
                                                         -----------------------   --------------
                                               OTHER                  SECURITIES
                                              ANNUAL     RESTRICTED   UNDERLYING                     ALL OTHER
   NAME AND                                   COMPEN-      STOCK       OPTIONS/         LTIP          COMPEN-
   PRINCIPAL                 SALARY   BONUS   SATION      AWARD(S)      SARS          PAYOUTS         SATION
  POSITION (A)   YEAR (B)    ($)(C)   ($)(D)  ($)(E)       ($)(F)      ($)(G)          (#)(H)         ($)(I)
 --------------  --------    ------   ------  --------   ----------   ----------      -------        ---------
  KEVIN            2000      $185,000                                                                $27,600(2)
  MULVIHILL,       1999      $187,000                                                                $27,600(2)
  PRESIDENT(1)     1998      $ 43,350                                  500,000                       $27,600(2)

  KATHLEEN         2000      $123,038                                  100,000
  TERRY, CHIEF     1999      $ 91,000                                  150,000
  FINANCIAL
  OFFICER(3)

  DEREK            2000      $  5,085                                  100,000                       $   600(5)
  WARNEKE,
  VICE
  PRESIDENT(4)

  PAUL             2000      $107,000                                                                $7,200(5)
  FENNELL,         1999      $103,539                                                                $7,200(5)
  VICE             1998      $ 50,000                                                                $4,200(5)
  PRESIDENT
  OPERATIONS(6)

  JOHN VAN         2000                                                                              $9,421(8)
  EGMOND(7)        1999      $148,000                                   12,500                       $1,826(8)
                   1998      $140,673                                                                $2,000(9)

      (1) Mr. Mulvihill joined the Company in August 1998.

      (2) Represents a non-accountable car allowance of $600 per month and the cost of a furnished apartment pending Mr. Mulvihill's relocation. See "Employment Agreements" below.

      (3) Ms. Terry joined the Company in February 1999.

      (4) Mr. Warneke joined the Company in November 2000.

      (5) Represents a non-accountable car allowance.

      (6) Mr. Fennell joined the Company in October 1998 and terminated his employment in December 31, 2000.

      (7) Mr. Van Egmond was Chief Executive Officer and President in 1998 and 1999.

      (8) Represents directors fees and a consulting fee.

      (9) Represents director fees paid to VC Holdings, Inc., an affiliate of Trilon Dominion Partners, L.L.C.

OPTION GRANTS

      The following table shows stock options granted pursuant to the Company's Stock Option Plan during the fiscal year ended November 30, 2000, to those executive officers named in the Summary Compensation Table above who were granted options. No stock appreciation rights were granted.

                                     PERCENT OF TOTAL
                                     OPTIONS GRANTED
                          OPTIONS    TO EMPLOYEES IN     EXERCISE PRICE         EXPIRATION
NAME                      GRANTED      FISCAL YEAR         (PER SHARE)             DATE
----                      -------    ----------------    --------------     -----------------

Kathleen E. Terry         100,000           19%                 $0.19         May 1, 2010
Derek Warneke             100,000           19%                 $0.10         November 13, 2010

OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The table that follows shows the number of shares of the Company's Common Stock acquired upon exercise of options, the value realized therefor, the number of unexercised options at November 30, 2000 and the value of unexercised in-the-money options at November 30, 2000 (based on a closing price of $0.09375 per share) for the executive officers named in the Summary Compensation Table above, none of whom received any stock appreciation rights during fiscal 2000 or held any at November 30, 2000.

                                                                                 Value of Unexercised
                     Shares                        Number of Unexercised         In-the-Money Options
                    Acquired                   Options at November 30, 2000     at November 30, 2000(1)
                  on Exercise      Value      -----------------------------   --------------------------
Name                (Number)     Realized     Exercisable    Unexercisable    Exercisable   Unexercisable
----              -----------    --------     -----------    --------------    -----------   -------------

John Van Egmond        0            $0          139,500            -0-              $0            $0
Kevin Mulvihill        0            $0          250,000          250,000            $0            $0
Kathleen E. Terry      0            $0          133,333          116,667            $0            $0
Derek Warneke          0            $0             None          100,000            $0            $0
Paul Fennell           0            $0          150,000           50,000            $0            $0

------------

(1) Represents the amounts by which the market price of the Common Stock of the Company on November 30, 2000 exceeded the exercise prices of unexercised options multiplied by the number of shares subject to the options.

EMPLOYMENT AGREEMENTS

      On August 17, 1998 the Company entered into an employment agreement with Mr. Kevin Mulvihill as Executive Vice President, for a term of one year with a provision for one-year renewals at an annual compensation of $165,000. When Mr. Mulvihill became the Company's President and Chief Executive Officer on February 1, 1999, his salary was increased to $185,000 and certain other amendments were made to the employment agreement. Effective January 1, 2001 Mr. Mulvihill's salary was increased to $200,000. The amended Agreement provides that the Company may terminate Mr. Mulvihill's employment under the Agreement at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Mr. Mulvihill will receive as severance pay an amount equal to twelve months of his then salary, payable in twelve equal monthly installments as well as full medical and dental coverage for that period. Mr. Mulvihill will also receive an allowance of up to $10,000 for out-placement services. Pursuant to the contract Mr. Mulvihill was granted an option covering 500,000 shares with an exercise price of $0.50 per share, being the fair market value of the common stock on the effective date of the Agreement. Mr. Mulvihill is also eligible for a bonus up to 30% of base salary based upon a Board approved sales and profitability plan. If Mr. Mulvihill relocates his residence to San Diego, the Company is committed to reimburse Mr. Mulvihill for closing costs, and any additional interest points paid to reduce the mortgage rate on a 30-year fixed mortgage of $320,000 to 7.625%.

      On February 8, 1999 the Company entered into an employment agreement with Ms. Kathleen Terry as Vice President and Chief Financial Officer for a term of one year, at an annual compensation of $115,000 (increased to $125,000 as of February 8, 2000 and to $140,000 as of January 1, 2001), with a provision for one-year renewals. The Agreement provides that the Company may terminate Ms. Terry's employment at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Ms. Terry will receive as severance pay an amount equal to six months of her then salary, payable in six equal monthly installments as well as full medical and dental coverage for that period. Ms. Terry will also receive an allowance of up to $10,000 for out-placement services. Ms. Terry is also eligible for a bonus of up to 40% of base salary based upon a Board of Directors approved sales and profitability plan and upon meeting certain Board approved management objectives. Pursuant to the Agreement, Ms. Terry was granted a ten-year non-qualified stock option covering 50,000 shares with an exercise price of $0.39 per share, being the fair market value of the common stock on the effective date of the Agreement.

      On November 13, 2000, the Company entered into an employment agreement with Mr. Derek Warneke as Vice President of Operations and Technology for a term of one year, at an annual compensation of $125,000 with a provision for one-year renewals. The Agreement provides that the Company may terminate Mr. Warneke's employment at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Mr. Warneke will receive as severance pay an amount equal to six months of his then salary payable in six equal monthly installments as well as full medical and dental coverage for that period. Mr. Warneke will also receive an allowance of up to $10,000 for out-placement services. Pursuant to the Agreement, Mr. Warneke was granted a ten-year non-qualified stock option covering 100,000 shares with an exercise price of $0.10 per share, being the fair market value of the common stock on the effective date of the Agreement. The Agreement provides that Mr. Warneke will receive similar stock options, each on 50,000 shares, on May 27, 2001 and on November 27, 2001, with exercise prices equal to the then fair market value of the common stock, subject to approval by the Company's President based on Mr. Warneke's performance. Mr. Warneke is also eligible for a bonus of up to 40% of base salary based upon a Board of Directors approved sales and profitability plan and upon meeting certain Board approved management objectives.

      Mr. Mulvihill, Ms. Terry and Mr. Warneke are also entitled to participate in the Company's compensation and benefit programs available to officers at their respective levels.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      On March 31, 1998, the Company and Trilon Dominion Partners, L.L.C. ("Trilon") completed an Amended and Restated Credit Agreement and Revolving Line of Credit (the "Amended Agreement") which included principal of $4,000,000 from a previous agreement, $750,000 from Demand Notes, accrued interest and management fees of $543,297 on the Agreement and Demand Notes, and new a credit line commitment of $2,200,000. Under the terms of the Amended Agreement, the principal of $7,493,297 was due on December 31, 1998, and interest was payable quarterly at an annual rate of 11.5%. From March 1998 to November 1998, the Company issued Demand Notes totaling $930,000 at an interest rate of 11.5% under the credit line agreement.

      In December of 1998, the Company amended the credit line agreement to extend the terms to January 31, 2000. The Company further extended the credit line agreement to June 30, 2000, to January 31, 2001 and to January 31, 2002, in December 31, 1999, June 30, 2000 and January 31, 2001 amendments, respectively. In fiscal 1999, the Company issued Demand Notes totaling $3,510,000 under the line of credit agreement and capitalized debt issuance costs of $18,000. Of the notes issued in fiscal 1999, $2,010,000 of notes bear interest at a rate of 11.5% annually; the remaining $1,500,000 of demand notes bear interest at a rate of prime plus 3% (13.0% at November 30, 2000). In fiscal 2000, the Company issued demand notes totaling $2,813,000 under the line of credit agreement. The notes issued in fiscal 2000 bear interest at a rate of prime plus 3% (13.0% at November 30, 2000). All of the notes are due on demand.

      As of February 15, 2001, the Company has used its current credit facilities and anticipates continuing negative cash flow from operating and investing activities through fiscal 2001. The Company has projected its cash flow needs to be approximately $2.3 Million for the year ending November 2001. Trilon, the Company's largest shareholder with over 73% of the shares outstanding, has acknowledged the Company's cash flow needs and has indicated its commitment to provide financial support to the Company through fiscal year 2001 to the extent of such budgeted cash flow requirements. However, given that no written commitment exists, the Company is exposed to the substantial risk that it will not receive the funds from Trilon to fund present and future working capital needs.

      Trilon's ownership of shares and warrants on March 13, 2001 is shown under "Principal Shareholders".

      The Company has been informed that the members of Trilon are (i) VC Holdings, Inc. ("VCH"), a Delaware corporation that is Trilon's sole manager and holds 100% of the voting Class A membership interest in Trilon and (ii) Dominion Capital, Inc., which holds 100% of the non-voting Class B membership interest in Trilon. Director Cantwell is the holder of 100% of the capital stock of VC Holdings, Inc. Until May 2000, Director Heavenridge was President and Chief Executive Officer of Dominion Capital, Inc.

      In the second quarter of fiscal 2000, the Company completed the sale of certain assets and selected liabilities of the Company's Wilshire Contamination Control division (the "Division") to Foamex Asia Co. LTD (the "Buyer" or "Foamex"), an affiliate of Foamex International (FMXI:NASDAQ) for a potential sales price of $2,500,000 or more. Substantially all of the historic revenues reported by the Company related to this Division.

      Foamex International is an international developer, manufacturer and supplier of high-quality foam, including key materials utilized in contamination control environments. Foamex Asia Co. Ltd., located in Singapore and in Thailand, is currently a major supplier of specialty foam products to the Asian market.

      Steve Scibelli, President of Foamex Asia Co. Ltd. served as Chief Executive Officer of Wilshire Technologies from 1994 until 1996. Mr. Scibelli currently owns 96,073 shares of Company stock. In addition, the Company is contingently obligated to pay certain benefits to Mr. Scibelli.

      Payments are due from the Buyer on a quarterly basis based on fixed percentage of sales by the Buyer of certain products, as defined in the asset purchase agreement, subject to certain cash flow provisions.

      As no proceeds were due to the Company on the date of closing, the Company has recorded a $945,000 receivable, which equates to the net book value of the net assets sold. The Company has a secured interest in the net assets sold. All payments of the sales price will be applied against the receivable, under the cost recovery method, with no recognition of gain until the receivable is paid in full. The Company believes that the asset recorded is not impaired.

      In addition to the sale of assets, the Buyer and the Company entered into an agreement pursuant to which the Company agreed to provide Foamex, for due consideration, certain labor, facilities, services, personnel and other items with respect to Foamex's ongoing operation of the Division's business. The agreement commenced on May 19, 2000 and continues until December 31, 2001.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth as of March 13, 2001 the identity of each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and its beneficial ownership.

                                 AMOUNT AND NATURE OF
  NAME AND ADDRESS OF          BENEFICIAL OWNERSHIP OF     PERCENT OF CLASS OF
   BENEFICIAL OWNER                 COMMON STOCK              COMMON STOCK
   ----------------            -----------------------     -------------------
Trilon Dominion Partners, LLC          9,416,430                 72.70%
Six Landmark Square
4th Floor, Suite 400
Stamford, CT 06901

      Trilon Dominion Partners, L.L.C. also owns warrants entitling it to purchase the following number of shares of the Company's Common Stock:

        Exercise Date          Expiration Date        Shares      Exercise Price
        -------------          ---------------       ---------    --------------
        September 30, 1996     September 30, 2001      110,541        $1.20
        June 30, 1997          September 30, 2001       27,635        $0.79
        April 15, 1997         April 15, 2002          100,000        $0.44
        September 19, 1997     September 19, 2002      110,541        $0.89
        December 31, 1997      April 15, 2002           25,000        $0.47
        March 31,1998          March 31, 2003          650,000        $0.41
        June 30, 1998          September 19, 2002       25,000        $0.34
        December 31, 1998      December 31, 2003       250,000        $0.42
                                                     ---------
        TOTAL                                        1,298,717

                              SECTION 16 DISCLOSURE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended November 30, 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                PROPOSAL 2: AMENDMENT OF 1995 STOCK OPTION PLAN
                    TO INCREASE NUMBER OF SHARES THAT MAY BE
                     ISSUED UPON EXERCISE OF OPTIONS GRANTED
                     UNDER THE PLAN BY 500,000 TO 2,250,000

      The Board of Directors has approved an amendment of the Company's 1995 Stock Option Plan (the "Plan") to increase the aggregate number of shares that may be issued upon the exercise of options granted under the Plan by 500,000, and the shareholders are being asked to approve the same increase at the meeting. At March 13, 2001, options on 23,500 shares of Common Stock (excluding the 500,000 shares now proposed for shareholder approval) were available for grant under the Plan and options on an additional 106,000 shares were available for grant under the Company's 1993 Stock Option Plan.

      The Board believes that the adoption of this proposal is in the best interests of the Company for the reasons discussed below.

      The Company seeks to attract, motivate and retain talented and enterprising employees, directors, consultants and advisors by rewarding performance and encouraging behavior that will improve the Company's profitability. The Company believes that the Plan plays an important role in achieving these objectives. The Company's primary incentive program is through equity compensation. The Company believes that equity-based incentive programs for key employees help ensure a tight link between the interests of the shareholders and the interests of our employees, and enhance our ability to continue recruiting and retaining top talent. Management believes that the continued operation of the Plan necessitates an increase in the number of shares that may be issued upon the exercise of options granted under the Plan.

      The Plan was approved by the shareholders on August 1, 1995 for 500,000 shares. At their May 20, 1996 meeting the shareholders approved an amendment of the Plan, theretofore approved by the Company's Board of Directors, to increase the number of shares from 500,000 shares to 1,750,000 shares. The Plan, as amended, is annexed to this Proxy Statement as Exhibit

A and should be carefully reviewed. The following summary of the Plan provisions is not intended to be complete, and reference should be made to Exhibit A for a complete statement.

      Purpose of Plan. The Plan provides for the grant of options to purchase shares of the Company's Common Stock to selected directors and officers and other employees of the Company and its present or future subsidiaries ("Subsidiaries") and to certain consultants and independent contractors to the Company and its Subsidiaries.

      The purpose of the Plan is to attract and retain directors, officers and other employees, consultants and independent contractors of ability and experience and to furnish them maximum incentive to improve operations and increase profits of the Company.

      The options that may be granted under the Plan may be those that qualify as incentive stock options ("Incentive Options") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or those that do not so qualify ("Non-Qualified Options"). Options granted under the Plan are not transferable, except by the laws of descent and distribution, in the event of death.

      Administration of the Plan. The authority to grant options is vested in the Board of Directors of the Company or in such Committee of the Board as may be appointed from time to time by the Board (which Committee is hereinafter referred to as the "Committee".) At the present time the Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board or the Committee shall determine the persons to whom, and the time at which, options shall be granted, whether these shall be Incentive Options or Non-Qualified Options; the number of shares to be subject to each option; the term of each option and the other terms and provisions of each option.

      The Board has not yet determined when or to which group (directors, officers, non-officer employees, consultants or advisors) the additional options may be granted, or the number of options to be granted.

      The Board or the Committee may interpret the Plan, prescribe regulations relating to the Plan and amend the Plan, subject to certain limitations.

      Maximum Number of Shares Subject To Options and Adjustments. The aggregate number of shares that may be issued upon the exercise of options granted under the Plan is 1,750,000 shares. If Proposal 2 is approved, this number will become 2,250,000 shares. The aggregate number and kind of shares issuable under the Plan is subject to appropriate adjustment to reflect changes in the Company's capitalization such as by stock dividend, stock split or other circumstances deemed by the Board or by the Committee to be similar. Shares covered by the unexercised portion of any option that has terminated by its terms may be subject to a subsequent option granted under the Plan. No options may be granted under the Plan after December 1, 2004.

      Eligibility. Incentive Options or Non-Qualified Options may be granted to any employee of the Company or its Subsidiaries. Non-Qualified Options may be granted to any director of or consultant or independent contractor to the Company.

      The option exercise price must be at least 100% of the fair market value of the shares on the date of grant (110% if the option is an Incentive Option and the optionee at the time the option was granted owns, or under the Code is considered to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). The option exercise price is payable in full at the time the option is exercised. Payment may be made in cash, shares of Common Stock of the Company, or a combination of both.

      Options are exercisable at such times and for such period as may be fixed by the Board or the Committee at the date of grant. However, no incentive stock option may be exercisable after ten years from the date of grant. In case of an optionee who at the time the option is granted, owns or under the provisions of the Code is considered to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no Incentive Option may be exercisable more than five years after the date of grant.

      If an optionee ceases to be an officer, employee or director of the Company for any reason other than death or termination for cause, the optionee may exercise his options only for 90 days after such cessation (but not beyond the option period). Any such exercise may be only to the extent of the full number of shares the optionee was entitled to purchase on the date of such cessation, plus a portion of the additional number of shares he would have become entitled to purchase on the next anniversary of the date of grant of the option following such cessation.

      If an optionee ceases to be an officer, employee or director of the Company because of his death, any options held by the optionee will continue in effect and may be exercised for a period of 12 months from the date of death (but not beyond the option period). Any exercise of options after such death may be only to the extent of the number of shares the optionee was entitled to purchase on the date of death plus a portion of the additional number of shares he would have become entitled to purchase on the next anniversary of the date of grant of the option.

      If termination of an optionee's position as an officer or employee is for cause, his option shall thereupon be canceled.

      Federal Income Tax Consequences. Set forth below is a brief summary of certain federal income tax consequences of the grant and exercise of options under the Plan.

      (i) Non-Qualified Options. There will be no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the option exercise price of the shares. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding requirements.

      An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his surrender of such shares (but will recognize ordinary income on the exercise of the Non-Qualified Option as described above.)

      (ii) Incentive Stock Options. An optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an optionee exercises an Incentive Option and does not dispose of the shares until the later of two years from the date the option was granted and one year from the date shares were transferred to the optionee, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements, the optionee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss.

      An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such shares. If the Incentive Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

RECOMMENDATION AND VOTE REQUIRED

      The Board of Directors unanimously recommends that you VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN because it believes that it will advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and motivate directors, officers and other employees and consultants and advisors to the Company and its Subsidiaries.

      APPROVAL OF THE PLAN REQUIRES A FAVORABLE VOTE BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. ABSTENTIONS AND BROKER NON-VOTES (IN INSTANCES WHERE BROKERS ARE PROHIBITED FROM EXERCISING DISCRETIONARY AUTHORITY FOR BENEFICIAL OWNERS WHO HAVE NOT RETURNED A PROXY) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                         PRINCIPAL ACCOUNTING FIRM FEES

AUDIT FEES

      The aggregate fees and expenses billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000 were $57,345.

ALL OTHER FEES

      The aggregate fees billed for services rendered by BDO Seidman, LLP to the Company, other than the services referred to above, for fiscal year 2000 were $37,450.

AUDIT COMMITTEE'S DETERMINATION

      After due consideration, the Company's Audit Committee has determined that BDO Seidman, LLP's provision of the services referenced above under "All Other Fees" to the Company is compatible with maintaining BDO Seidman's independence. See "Proposal 1: Election of Directors - Audit Committee Report", above.

PERCENTAGE OF AUDIT WORK ATTRIBUTED TO OUTSIDE EMPLOYEES

      All of the hours expended on the principal accountant's engagement to audit the Company's consolidated financial statements for the fiscal year ended November 30, 2000 were attributed to work performed by persons that are the principal accountant's full-time permanent employees.

                          ANNUAL REPORT AND FORM 10-KSB

      The audited financial statements of the Company are included in the Annual Report to Shareholders for the year ended November 30, 2000, enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

      The Board of Directors selected the independent accounting firm of BDO Seidman, LLP to act as the Company's auditors for the 2001 fiscal year. It is anticipated that representatives of BDO Seidman will be present at the Meeting to make a statement if they so desire and respond to appropriate questions presented at the Meeting.

      A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS AND MAY BE OBTAINED BY WRITING TO MS. KATHLEEN E. TERRY, CHIEF FINANCIAL OFFICER, WILSHIRE TECHNOLOGIES, INC., 5861 EDISON PLACE, CARLSBAD, CALIFORNIA 92008. EXHIBITS TO FORM 10-KSB WILL ALSO BE FURNISHED UPON REQUEST FOR THE COST OF REPRODUCTION.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                              SHAREHOLDER PROPOSALS

      Any proposals of shareholders that are intended to be presented at next year's Annual Meeting of Shareholders must be received by the Company at its principal executive offices before January 10, 2002, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                              By Order of the Board of Directors



                                              Kevin T. Mulvihill
                                              Chief Executive Officer

                                    EXHIBIT A

                           WILSHIRE TECHNOLOGIES, INC.

                             1995 STOCK OPTION PLAN

1.    Establishment and Purpose of Plan.

      Wilshire Technologies, Inc. (hereinafter referred to as the "Company") proposes to grant to selected directors and officers, and other employees of the Company and its subsidiaries, and to certain consultants and independent contractors to the Company and its subsidiaries, non-qualified stock options or incentive stock options or a combination of each to purchase shares of the Company's Common Stock ("Common Stock"), for the purpose of attracting and retaining directors, employees, consultants and independent contractors of ability and experience and to furnish them maximum incentive to improve operations and increase profits of the Company. Such options will be granted pursuant to the plan herein set forth which shall be known as the "1995 Stock Option Plan" (hereinafter referred to as the "Plan"). As used in the Plan, the term "incentive stock option" means an option described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The term "non-qualified stock option" means a stock option other than an incentive stock option. The term "Company" as used in Sections 4 and 8 hereof shall include the Company and any subsidiary of the Company.

2.    Maximum Number of Shares Subject to Options.

      A maximum of 1,750,000 [NOTE: IF PROPOSAL 2 IS APPROVED, THIS FIGURE WILL BECOME 2,250,000] shares of Common Stock (subject to adjustment in accordance with Section 6 below) may be issued upon exercise of the options granted under the Plan. Subject to the foregoing limitation upon the number of shares which may be issued upon exercise of options, shares covered by the unexercised portion of any option which has terminated by its terms may be subject to a subsequent option granted under the Plan.

3.    Administration of the Plan.

      The authority to grant options under the Plan shall be vested in the Board of Directors of the Company (hereinafter referred to as the "Board") or in such committee as may be appointed from time to time by the Board (which committee is hereinafter referred to as the "Committee"). Subject to the provisions of the Plan, the Board, or the Committee, from time to time on the recommendation of the chief executive officer of the Company, shall determine the persons to whom, and the time or times at which, options shall be granted; whether such options shall be incentive stock options; the number of shares to be subject to each option; the period of each option; and other terms and provisions of each option. Options need not be identical. The terms of each option granted hereunder shall be set forth in a written stock option agreement between the optionee and the Company which shall clearly identify each option as an incentive stock option or as a non-qualified option, as the case may be. The terms of incentive stock options and non-qualified stock options granted hereunder must be set forth in separate stock option agreements. The Board may also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; amend the Plan from time to time (subject to the limitations set forth in Section 11) and make all other determinations necessary or advisable for the administration of the Plan.

4.    Eligibility.

      a. Incentive stock options or non-qualified stock options may be granted to any employee of the Company or its subsidiaries. Non-qualified stock options may be granted to any director of, or consultant or independent contractor to, the Company or its subsidiaries.

      b. Any person who has been granted an option under this or any other stock option plan of the Company may be granted an additional option or options under this or any other such plan; subject, however, to any restrictions that may be contained in any other such plan.

5.    Exercise Price.

      The price to be paid for shares covered by each option shall be not less than 100% (110% if the optionee at the time an incentive stock option is granted owns or, under the provisions of Section 424(d) of the Code is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of such shares, as determined by the Board of Directors or the Committee on the date the option is granted (the "Date of Grant"), determined as provided in Section 15, subject to adjustment as provided in Section 6. The price of any shares purchased upon exercise of an option shall be paid in full at the time of each such exercise. Such price shall be payable in cash or by delivery to the Company of other shares of Common Stock of the Company owned by the optionee, pursuant to Section 14.

6.    Adjustments.

      The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows:

      a. in the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;

      b. except as provided in subsection (d) hereof, in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of Common Stock of the Company will be entitled pursuant to the transaction;

      c. in the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted;

      d. in the event of a merger described in section 368 (a) (2) (E) of the Code in which the Company is the surviving corporation, all options granted under the Plan shall terminate and thereupon become null and void but only if the "controlling corporation," as defined in that section, shall agree to exchange its options for options granted under the Plan; provided, however, that the optionee shall have the right, immediately prior to such merger, to exercise any such option, without regard to any otherwise applicable restriction as to time of exercise, other than expiration of the Option Period; and

      e. upon the dissolution of the Company, all options granted under the Plan shall terminate and thereupon become null and void; but the optionee shall have the right, immediately prior to such dissolution, to exercise any such option without regard to any otherwise applicable restriction as to time of exercise, other than expiration of the Option Period.

7.    Option Period and Limitation on Exercise.

      Options shall be exercisable at such times and for such period (the "Option Period") as may be fixed by the Board or the Committee at the Date of Grant; provided, however, that no incentive stock option shall be exercisable after the expiration of ten years from the Date of Grant; and provided further that in the case of an optionee who, at the time the option is granted, owns or, under the provisions of section 424(d) of the Code, is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no incentive stock option shall be exercisable after the expiration of five years from the Date of Grant.

8.    Effect of Termination of Employment/Effect of Death.

      a. If an optionee who is an officer, employee or director of the Company ceases to be such for any reason other than death or termination for cause, such optionee may exercise his options in accordance with their terms only for a period of ninety days after such cessation (but not beyond the Option Period). Any exercise of options after such cessation may be only to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of such cessation, plus a portion of the additional number of shares, if any, he would have become entitled to purchase on the next anniversary date of the Date of Grant of the option following such cessation, such portion to be determined by multiplying such additional number of shares by a fraction, the numerator of which shall be the number of days from the anniversary date of the Date of Grant preceding such cessation to the date of such cessation and the denominator of which shall be 365. Such portion shall be rounded, if necessary, to the nearest whole share.

      b. If the termination of an optionee's position as an officer or employee of the Company is for cause (as determined in the sole judgment of the Board), his option or options shall thereupon be cancelled and such optionee shall have no right to exercise any part of such option or options after such termination.

      c. Options shall not be affected by authorized leaves of absence or by any change of employment so long as the optionee continues to be an officer or employee of the Company.

      d. Nothing in the Plan or in any option shall be deemed to interfere with or limit in any way the right of the Company to terminate an optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company.

      e. If an optionee dies, any options held by the deceased optionee will continue in effect and may be exercised in accordance with their terms for a period of twelve (12) months from the date of the optionee's death (but not beyond the Option Period) by the executor or administrator of such optionee's estate, or in the event there is no such executor or administrator (or the person holding such position has been discharged), then by the person or persons to whom the optionee's rights under the option shall pass by will or the laws of descent and distribution. Any exercise of options after such death may be only to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death, plus a portion of the additional number of shares, if any, he would have become entitled to purchase on the next anniversary date of the Date of Grant of the option following such death, such portion to be determined by multiplying such additional number of shares by a fraction, the numerator of which shall be the number of days from the anniversary date of the Date of Grant preceding such death to the date of death and the denominator of which shall be 365. Such portion shall be rounded, if necessary, to the nearest whole share.

9.    Nontransferability of Options.

      Options granted hereunder shall not be transferable except to the executor or administrator of the optionee's estate or to the optionee's heirs or legatees, and shall be exercisable during the optionee's lifetime only by the optionee. Options may, however, be surrendered to the Company for cancellation for such consideration and upon such terms as may be mutually agreed upon by the Company and the holder of such options.

10.   Effective Date and Expiration of the Plan.

      The Plan shall become effective upon its adoption by the Board subject to approval by a majority of the outstanding voting shares of the Company within 12 months thereafter of (i) the Plan, and (ii) any options granted by the Board prior to such shareholder approval. Unless sooner terminated, the Plan shall expire as to any options not theretofore granted on December 1, 2004.

11.   Amendment and Termination of Plan Prior to Expiration Date.

      At any time prior to the expiration of the Plan, the Board may terminate, suspend, modify or amend the Plan, provided that no such modification or amendment shall, without the approval of the holders of a majority of the Company's outstanding voting shares, increase the total number of shares which may be issued upon exercise of options granted under the Plan (except as provided in Section 6), change the class of persons to whom options may be granted under the Plan or reduce the minimum exercise price as provided in
Section 5, and in no event shall any termination, suspension, modification or amendment of the Plan alter or impair, without the consent of the respective optionees, any rights or obligations under options theretofore granted under the Plan, subject only to cancellation as provided in Section 6 and in the following
Section 12.

12.   Compliance with Applicable Law.

      This Plan, options granted hereunder, and the issuance of Common Stock upon exercise of such options are or may be subject to compliance with various applicable laws and the rules, regulations and policies of various regulatory bodies and agencies, including the Securities and Exchange Commission and the California Department of Corporations, as now in effect or as may hereafter be adopted or amended. The grant of options under the Plan and the issuance of Common Stock upon the exercise thereof are each expressly conditioned upon compliance with all such laws, rules, regulations and policies. In the event that the Company, after making reasonable efforts to do so, shall be unable to obtain any necessary authorization or permit required in order to implement this Plan or to issue Common Stock upon exercise of options granted hereunder, or is otherwise unable to comply with any such applicable law, rule, regulation or policy, the Company may decline to allow the exercise of any option until all such permits or authorizations are issued or until it can effect such compliance. If it is ultimately determined, in the sole judgment of the Board, that the Company can not reasonably obtain any such permit or authorization or effect such compliance, unexercised options affected thereby shall thereupon be cancelled upon notice to the holders of such options, all without any liability whatsoever of the Company to any optionee.

13.   Access to Information.

      The Company shall transmit or cause to be transmitted to all optionees who do not otherwise receive such material as stockholders of the Company, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

14.   Optional Form of Payment for Shares.

      Payment for any number of shares of stock of the Company purchased pursuant to the exercise of options granted hereunder may, at the election of the optionee, be made by delivering to the Company a number of shares of the Common Stock of the Company, which the optionee has owned for at least six months, having a Fair Market Value (on the date such option is exercised) equal to the option exercise price for such shares. Payment of the option exercise price with shares of the Common Stock of the Company shall not increase the number of shares of the Common Stock which may be issued under the Plan.

15.   Definition of Fair Market Value.

      As used in this Plan, "Fair Market Value" shall mean the average of the high and low prices of the Company's Common Stock on the American Stock Exchange on the relevant date or, if such stock is not then listed on such Exchange, then on the Exchange on which such stock is listed or, if such stock is not then listed on an Exchange, the mean between the bid and asked prices for such stock on the inter-dealer quotation system on which such stock is authorized to be quoted. In the event that no public market exists for such stock, the Fair Market Value thereof shall be determined solely by the Board or the Committee.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           WILSHIRE TECHNOLOGIES, INC.

                                  MAY 25, 2001





                 Please Detach and Mail in the Envelope Provided


       PLEASE MARK YOUR
A [X]  VOTES AS IN THIS
       EXAMPLE.

   Vote FOR
the election of      WITHHOLD from
 all directors     voting for election
named at right       of directors        NOMINEES: Ronald W. Cantwell       2. To approve increasing the number of shares
                                                   Charles H. Black            that may be issued under the Company's 1995
     [ ]                 [ ]                       Joe E. Davis                Stock Option Plan by 500,000 shares to 2,250,000
                                                   David L. Heavenridge        shares.
                                                   John Van Egmond                      FOR      AGAINST      ABSTAIN
                                                                                        [ ]        [ ]           [ ]
1. ELECTION
   OF                                                                       3. The transaction of such other business as may
   DIRECTORS:                                                                  properly come before the Annual Meeting or any
                                                                               adjournment thereof.
INSTRUCTION: To withhold authority to vote for
any nominee write that nominee's name in the                                Proposal (1) and (2) are discussed in the
space provided below.                                                       accompanying Proxy Statement dated March 23,
                                                                            2001.
______________________________________________
                                                                            PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,
                                                                            WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                                                            U.S.A.





SIGNATURES________________ DATE_____ SIGNATURES_________________  DATE_________
      (SIGNATURE OF STOCKHOLDER)          (SIGNATURE OF STOCKHOLDER)

NOTE: Please sign exactly as your name or names appear. If more than one name appears, all persons so designated should sign. For joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.

                        THIS PROXY IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS OF
                          WILSHIRE TECHNOLOGIES, INC.

The undersigned Stockholder of Wilshire Technologies, Inc., a California corporation, hereby appoints Kevin T. Mulvihill and Kathleen E. Terry and each of them (to act by a majority of those present), or __________________________ , the attorneys and proxies of the undersigned, with power of substitution, to attend the Annual Meeting of Stockholders of said Corporation to be held at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 on May 25, 2001 at 10 o'clock A.M. and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to:

This Proxy will be voted as you specify on the reverse. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY STATEMENT WHO WERE NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS OF WILSHIRE TECHNOLOGIES, INC. AND FOR APPROVAL OF PROPOSAL (2). In the election of directors said proxies shall have discretion and authority to distribute the votes represented by this proxy in such proportions as they shall see fit among the nominees named in the Proxy Statement. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxies shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions as they shall see fit among all nominees.

                         (TO BE SIGNED ON REVERSE SIDE)